Tarsus Pharmaceuticals, Inc. March 6, 2023 Jeff Farrow 130 Randall St San Francisco, CA 94131 Sent via email to: jeff.farrow@mac.com Dear Jeff: Tarsus Pharmaceuticals, Inc. (the “Company” or “Tarsus”) is pleased to offer you employment, subject to the approval of the Company’s Board of Directors (the “Board”), on the following terms: 1) Position. Your title will be Chief Financial Officer and Chief Strategy Officer. This is a full-time, exempt position, reporting to the Company’s Chief Executive Officer. While you render services to the Company, you will not engage in any other employment, consulting or other business activity (whether full-time or part-time) that would create a conflict of interest with the Company. By signing this letter agreement, you confirm to the Company that you have no contractual commitments or other legal obligations that would prohibit you from lawfully performing your duties for the Company. While the Company’s headquarters are located in Irvine, California, this is a remote position and you will be permitted to work from your home office; provided, however, it is expected that you will travel to the Company’s headquarters as needed to fulfill your duties. 2) Cash Compensation. The Company will pay you a starting salary at the rate of $500,000 per year, payable in accordance with the Company’s standard payroll schedule. This salary will be subject to adjustment pursuant to the Company’s employee compensation policies in effect from time to time. In addition, you will be eligible to be considered for an incentive bonus for each fiscal year of the Company. The bonus (if any) will be awarded based on objective or subjective criteria established and approved by the Board’s Compensation Committee (the “Committee”). Your annual target bonus will be equal to 40% of your annual base salary. Any bonus for a fiscal year will be paid within 2½ months after the close of that fiscal year, but only if you are still employed by the Company at the time of payment. The determinations of the Board or the Committee with respect to your bonus will be final and binding. The Company reserves the right to amend, modify or terminate its bonus policy at any time and for any reason, consistent with applicable law. 3) Signing Bonus. The Company will pay you a signing bonus in the amount of $100,000 (the “Signing Bonus”). $50,000 of the Signing Bonus will be paid within 30 days of your start date, and the remaining $50,000 of the Signing Bonus will be paid within 30 days after the 6-month anniversary of your start date, subject to your continued employment with the Company through each such payment date. If (i) you resign from your employment with the Company and such resignation does not constitute a Resignation for Good Reason or (ii) you are terminated by the Company for Cause, in either case prior to completing 12 months of continuous employment following your start date, you agree to repay 100% of the Signing Bonus, with no set offs or deductions, within 30 days of your termination of employment. DocuSign Envelope ID: BE37DBC6-903E-4FE3-BA70-3C5836274B32

4) Employee Benefits. You will be eligible to participate in a broad spectrum of benefits, including medical, dental and vision plans along with other company-sponsored and supplemental programs. Tarsus offers a 401(k), with employer match eligibility for those who choose to participate, along with an Employee Stock Purchase Plan. Most benefits will be effective on the first of the month following your start date. In addition, you will be entitled to paid time off in accordance with the Company’s flexible time off policies, as in effect from time to time. Our time off policies include ample time off benefits as well as paid holidays and a summer and winter wellness break. The Company reserves the right to amend, modify or terminate these policies at any time and for any reason, consistent with applicable law. 5) Equity Awards. a) Stock Options. Subject to the approval of the Board or a committee thereof, you will be granted an option to purchase that number of shares of the Company’s Common Stock (the “Option”) that have a target value of $1,500,000 (the “Option Award Value”). The actual number of shares subject to the Option will be determined using the Option Award Value and a conversion rate based on the Company’s per share fair market value, in accordance with Company policy and as determined by the Board in its sole discretion. The exercise price per share of the Option will be equal to the fair market value of a share of the Company’s Common Stock on the date of grant. The Option will be subject to the terms and conditions applicable to options granted under the Company’s 2020 Equity Incentive Plan (the “Plan”), as described in the Plan and the applicable Stock Option Agreement. You will vest in 25% of the Option shares after 12 months of continuous service, and the balance will vest in equal monthly installments over the next 36 months of continuous service, as described in the applicable Stock Option Agreement. b) Restricted Stock Units. Subject to the approval of the Board or a committee thereof, you will be granted an award for that number of Restricted Stock Units (“RSUs”) that have a target value of $1,500,000 (the “RSU Award Value”). The actual number of RSUs awarded to you will be determined using the RSU Award Value and a conversion rate based on the Company’s per share fair market value, in accordance with Company policy and as determined by the Board in its sole discretion. The RSUs will be subject to the terms and conditions applicable to RSUs granted under the Plan, as described in the Plan and the applicable Restricted Stock Unit Agreement. The RSUs will vest over roughly four years based on your continuous service with the Company, with 25% of the RSUs vesting on each of the following dates, provided you remain in continuous service through each such date: June 15, 2024, June 15, 2025, June 15, 2026, and June 15, 2027. c) Acceleration. Notwithstanding the foregoing, you will vest in 100% of your remaining unvested Option shares and RSUs if (a) the Company is subject to a Change in Control before your service with the Company terminates and (b) you are subject to an Involuntary Termination within 12 months after that Change in Control. 6) Severance Benefits Outside of a Change in Control. In the event you are subject to an Involuntary Termination other than in connection with or within 12 months after a Change in Control, provided you satisfy the conditions described in Section 6(c) below, you will be entitled to the following benefits: a) Salary Continuation. The Company will continue to pay your base salary for a period of nine (9) months after your Separation. Your base salary will be paid at the rate in effect at the time of your Separation and in accordance with the Company’s standard payroll procedures. The salary continuation payments will commence within 60 days after your Separation and, once they DocuSign Envelope ID: BE37DBC6-903E-4FE3-BA70-3C5836274B32

commence, will include any unpaid amounts accrued from the date of your Separation. However, if the 60-day period described in the preceding sentence spans two calendar years, then the payments will in any event begin in the second calendar year. b) COBRA. Provided you elect to continue your health insurance coverage under the Consolidated Omnibus Budget Reconciliation Act (“COBRA”) following your Separation, the Company will pay or reimburse you for your monthly premium under COBRA until the earliest of (i) the close of the nine (9)-month period following your Separation, (ii) the expiration of your continuation coverage under COBRA or (iii) the date when you become eligible for substantially equivalent health insurance coverage in connection with new employment or self-employment (the “COBRA Benefit”). If necessary to avoid adverse tax consequences to you or the Company, the Company, in its sole discretion, reserves the right to treat the COBRA Benefit as taxable income. c) Conditions. This Section 6 will not apply unless you (i) have returned all Company property in your possession and (ii) have executed a general release of all claims that you may have against the Company or persons affiliated with the Company. The release must be in the form prescribed by the Company, without alterations. You must execute and return the release on or before the date specified by the Company in the prescribed form (the “Release Deadline”). The Release Deadline will in no event be later than 50 days after your Separation. If you fail to return the release on or before the Release Deadline, or if you revoke the release, then you will not be entitled to the benefits described in this Section 6. 7) Severance Benefits in Connection With a Change in Control. In the event you are subject to an Involuntary Termination in connection with or within 12 months after a Change in Control, provided you satisfy the conditions described in Section 6(c) above, you will be entitled to the benefits described in Sections 6(a) and 6(b) above (provided that the time periods applicable to each of the severance and COBRA benefits will be increased from nine (9) months to twelve (12) months) plus the Bonus Payment. The Bonus Payment will be made in a lump sum within 60 days after your Separation; however, if the 60-day period described in the preceding sentence spans two calendar years, then the Bonus Payment will in any event be made in the second calendar year. For the sake of clarity, if you become entitled to the benefits in this Section 7 you will not also be entitled to the additional benefits provided for in Sections 6(a) and (b) above. In addition, you will be entitled to the vesting acceleration benefits described in Section 5(c) above. 8) Proprietary Information and Inventions Agreement. Like all Company employees, you will be required, as a condition of your employment with the Company, to sign the Company’s standard Proprietary Information and Inventions Agreement, a copy of which is attached hereto as Exhibit A. 9) Employment Relationship. Employment with the Company is for no specific period of time. Your employment with the Company will be “at will,” meaning that either you or the Company may terminate your employment at any time and for any reason, with or without cause. Additionally, you also may be demoted or disciplined, and the terms of your employment may be altered at any time, with or without cause, at the discretion of the Company. Any contrary representations that may have been made to you are superseded by this letter agreement. This is the full and complete agreement between you and the Company on this term. Although your job duties, title, compensation and benefits, as well as the Company’s personnel policies and procedures, may change from time to time, the “at will” nature of your employment may only be changed in an express written agreement signed by you and a duly authorized officer of the Company (other than you). 10) Tax Matters. DocuSign Envelope ID: BE37DBC6-903E-4FE3-BA70-3C5836274B32

a) Withholding. All forms of compensation referred to in this letter agreement are subject to reduction to reflect applicable withholding and payroll taxes and other deductions required by law. b) Section 409A. The payments and benefits provided for under this letter agreement are intended to be exempt from Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), and any ambiguity arising under this letter agreement shall be interpreted in a manner consistent with that intent. Nonetheless, to the extent any payment or benefit provided under this letter agreement is deemed to be nonqualified deferred compensation that is subject to Section 409A of the Code, and if the Company determines that you are a “specified employee” under Section 409A(a)(2)(B)(i) of the Code at the time of your Separation, then any such payment(s), to the extent they are subject to Section 409A of the Code, will be made or commence, as applicable, on the first business day following (i) expiration of the six-month period measured from your Separation or (ii) the date of your death, with any payment installments that otherwise would have been paid prior to such date paid in a lump sum at that time. In addition, for purposes of Section 409A of the Code, each salary continuation payment under Section 6(a) is hereby designated as a separate payment. c) Tax Advice. You are encouraged to obtain your own tax advice regarding your compensation from the Company. You agree that the Company does not have a duty to design its compensation policies in a manner that minimizes your tax liabilities, and you will not make any claim against the Company or its Board of Directors related to tax liabilities arising from your compensation. 11) Interpretation, Amendment and Enforcement. This letter agreement and Exhibit A supersede and replace any prior agreements, representations or understandings (whether written, oral, implied or otherwise) between you and the Company and constitute the complete agreement between you and the Company regarding the subject matter set forth herein. This letter agreement may not be amended or modified, except by an express written agreement signed by both you and a duly authorized officer of the Company. 12) Eligibility to Work. On your first day of work, please bring with you evidence of your identity and proof of your legal right to live and work in this country. We are required by federal law to examine documentation of your employment eligibility within three business days after you begin work. 13) Definitions. The following terms have the meaning set forth below wherever they are used in this letter agreement: “Bonus Payment” means the sum of (a) a pro-rated portion of your target bonus amount for the year in which your Separation occurs and (b) 100% of your target bonus amount for the year in which your Separation occurs. “Cause” means (a) your unauthorized use or disclosure of the Company’s confidential information or trade secrets, which use or disclosure causes material harm to the Company, (b) your material breach of any agreement between you and the Company, (c) your failure to comply with the Company’s written policies or rules, (d) your conviction of, or your plea of “guilty” or “no contest” to, a felony under the laws of the United States or any State, (e) your gross negligence or willful misconduct, (f) your continuing failure to perform assigned duties after receiving written notification of the failure from the Board, Human Resources, or your manager, or (g) your failure to cooperate in good faith with a governmental or internal investigation of the Company or its directors, officers or employees, if the Company has requested your cooperation. DocuSign Envelope ID: BE37DBC6-903E-4FE3-BA70-3C5836274B32

“Change in Control” means (a) the consummation of a merger or consolidation of the Company with or into another entity or (b) the dissolution, liquidation or winding up of the Company. The foregoing notwithstanding, a merger or consolidation of the Company does not constitute a “Change in Control” if immediately after the merger or consolidation a majority of the voting power of the capital stock of the continuing or surviving entity, or any direct or indirect parent corporation of the continuing or surviving entity, will be owned by the persons who were the Company’s stockholders immediately prior to the merger or consolidation in substantially the same proportions as their ownership of the voting power of the Company’s capital stock immediately prior to the merger or consolidation. “Involuntary Termination” means either (a) your Termination Without Cause or (b) your Resignation for Good Reason. “Resignation for Good Reason” means a Separation as a result of your resignation within 12 months after one of the following conditions has come into existence without your consent: (a) A material diminution of your base salary; (b) A material diminution of your authority, duties or responsibilities; or (c) A material change in the geographic location at which you must perform your services for the Company. A Resignation for Good Reason will not be deemed to have occurred unless you give the Company written notice of the condition within 90 days after the condition comes into existence and the Company fails to remedy the condition within 30 days after receiving your written notice. “Separation” means a “separation from service,” as defined in the regulations under Section 409A of the Code. “Termination Without Cause” means a Separation as a result of a termination of your employment by the Company without Cause, provided you are willing and able to continue performing services within the meaning of Treasury Regulation 1.409A-1(n)(1). We are excited for you to join our team at Tarsus. You may indicate your agreement with these terms and accept this offer by signing and dating this letter agreement and the enclosed Proprietary Information and Inventions Agreement and returning them to me. This offer, if not accepted, will expire at the close of business on March 15, 2023. As required by law, your employment with the Company is contingent upon your providing legal proof of your identity and authorization to work in the United States. We anticipate your start date will be April 24, 2023, or earlier. If you have any questions, please call me at (857) 205-9660. Sincerely, Tarsus Pharmaceuticals, Inc. By: Bobak Azamian, Chief Executive Officer I have read and accept this employment offer: DocuSign Envelope ID: BE37DBC6-903E-4FE3-BA70-3C5836274B32

Jeff Farrow Signature of Candidate Dated: Attachments Exhibit A: Proprietary Information and Inventions Agreement DocuSign Envelope ID: BE37DBC6-903E-4FE3-BA70-3C5836274B32 3/7/2023